UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.         )

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☐	Preliminary Information Statement

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Columbia Funds Variable Series Trust II

(Name of Registrant As Specified In Its Charter)

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VARIABLE PORTFOLIO – PARTNERS INTERNATIONAL VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

July 16, 2021

As a shareholder of the Variable Portfolio – Partners International Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to, among other changes, the termination of a former subadviser and the hiring of a new subadviser . This notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you need not take any action.

Summary of Information Statement

The Information Statement details the replacement of a subadviser and related changes. At meetings of the Fund’s Board of Trustees (the “Board”) and its committees on March 19 and 22, 2021, the Board approved, among other things: (i) the termination of the subadvisory agreement between Columbia Management Investment Advisers, LLC (the “Investment Manager”) and Dimensional Fund Advisors, L.P. (“DFA”) with respect to the Fund; (ii) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Pzena Investment Management, LLC (“Pzena”) with respect to the Fund; (iii) modifications to the Fund’s principal investment strategies and principal risks to reflect Pzena’s investment process for the portion of the Fund it would manage; and (iv) the code of ethics and compliance program of Pzena. The Subadvisory Agreement went into effect on May 3, 2021.

The Investment Manager has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission that permits the Investment Manager, subject to the approval of the Board, to appoint unaffiliated subadvisers by entering into subadvisory agreements with them, and to change in material respects the terms of those subadvisory agreements, including the fees paid thereunder, for the Fund without first obtaining shareholder approval, thereby avoiding the expense and delays typically associated with obtaining shareholder approval. Although approval by the Fund’s shareholders of a new agreement or material changes to an existing agreement is not required, the Manager of Managers Order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Fund’s website at https://www.columbiathreadneedleus.com/investor/resources/literature/fund-information-statements/. The Information Statement will be available on the website until at least October 14, 2021. To view and print the Information Statement, click on the link for the Information Statement. You may request a paper copy or PDF via email of the Information Statement be sent to you, free of charge, by contacting the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling (toll-free) 800-345-6611 by July 16, 2022. If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy. The Fund’s most recent annual and semiannual reports are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800-345-6611.

The Fund will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice. If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a copy.

C-3040-1 A (07/21)

VARIABLE PORTFOLIO – PARTNERS INTERNATIONAL VALUE FUND

A SERIES OF COLUMBIA FUNDS VARIABLE SERIES TRUST II

225 Franklin Street

Boston, MA 02110

INFORMATION STATEMENT

NOTICE REGARDING SUBADVISER

An Important Notice Regarding the Internet Availability of Information Statement is being mailed on or about July 16, 2021. This Information Statement is being made available to shareholders of Variable Portfolio – Partners International Value Fund (the “Fund”), a series of Columbia Funds Variable Series Trust II (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that Columbia Management Investment Advisers, LLC (the “Investment Manager”) received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Investment Manager, subject to certain conditions such as approval by the Fund’s Board of Trustees (the “Board”), and without approval by shareholders, to retain an unaffiliated subadviser (or subadvisers) to manage the Fund.

This Information Statement Is For Informational Purposes Only And No Action Is Requested On Your Part. We Are Not Asking You For A Proxy And You Are Requested Not To Send Us A Proxy.

THE FUND AND ITS MANAGEMENT AGREEMENT

The Investment Manager, located at 225 Franklin Street, Boston, MA 02110, serves as investment manager to the Fund pursuant to a management agreement (the “Management Agreement”), amended and restated as of April 25, 2016 and most recently renewed at a meeting of the Board on June 15, 2021.

Under the Management Agreement, the Investment Manager, among other duties, monitors the performance of each subadviser on an ongoing basis. Factors it considers with respect to the selection and retention of a subadviser are, among others: the qualifications of the subadviser’s investment personnel, its investment philosophy and process, its compliance program, and its long-term performance results. As compensation for its services, the Investment Manager receives a management fee from the Fund and, from this management fee, the Investment Manager pays each subadviser a subadvisory fee.

Subadvisers serve pursuant to separate subadvisory agreements with the Investment Manager under which a subadviser manages all or a portion of a fund’s investment portfolio, as allocated to a subadviser by the Investment Manager, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of a subadviser may execute portfolio transactions for a subadvised fund and receive brokerage commissions in connection with those transactions as permitted by Rule 17e-1 under the Investment Company Act of 1940, as amended (the “1940 Act”), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services it receives, provided that the subadviser’s procedures are consistent with the Fund’s and the Investment Manager’s policies.

PZENA INVESTMENT MANAGEMENT, LLC AND THE NEW SUBADVISORY AGREEMENT

At meetings of the Board and its committees on March 19 and 22, 2021 (the “March Meeting”), the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the “Independent Trustees”), approved, in accordance with the recommendations of the Investment Manager, (i) the termination of the subadvisory agreement between the Investment Manager and Dimensional Fund Advisors, L.P. (“DFA”) with respect to the Fund; (ii) a subadvisory agreement (the “Subadvisory Agreement”) between the Investment Manager and Pzena Investment Management, LLC (“Pzena”) with respect to the Fund; (iii) modifications to the Fund’s principal investment strategies and principal risks to reflect Pzena’s investment process for the portion of the Fund it would manage; and (iv) the code of ethics and compliance program of Pzena. Pzena began managing a portion of the Fund on May 3, 2021, pursuant to the Subadvisory

Agreement with the Investment Manager dated March 22, 2021. Thompson, Siegel & Walmsley LLC (“TSW”) continues to serve as a subadviser to the Fund, and there were no changes to the subadvisory agreement between the Investment Manager and TSW.

Management Fees Paid to the Investment Manager and Subadvisory Fees Paid to Pzena

Under the Management Agreement, the Fund pays the Investment Manager a management fee as follows:

Variable Portfolio – Partners International Value Fund
Net Assets	Annual rate at each asset level
First $500 million	0.870%
Next $500 million	0.820%
Next $500 million	0.770%
Next $1.5 billion	0.720%
Next $3 billion	0.700%
Next $6 billion	0.680%
Over $12 billion	0.670%

The table above represents the fee rate payable by the Fund to the Investment Manager, which has not changed as a result of the changes discussed above. The Investment Manager, in turn, pays Pzena a fee out of its own assets, calculated at the following rates:

•

0.3500% on the first $1 billion, gradually reducing to 0.2975% as assets increase (through August 31, 2021 and for as long as the managed assets under the Subadvisory Agreement equal or exceed $500 million)

•

0.5500% on the first $100 million, gradually reducing to 0.3500% as assets increase (beginning September 1, 2021, in the event that managed assets under the Subadvisory Agreement fall below $500 million)

Fees Paid to Investment Manager for the Fiscal Year Ended 12/31/20 [1] in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year ended 12/31/20	Subadvisory Fee Paid by the Investment Manager to TSW and DFA for the Fiscal Year Ended in Dollars and as a % of Average Daily Net Assets of the Fund During the Fiscal Year Ended 12/31/20	Estimated Aggregate
Subadvisory Fee that
Would Have Been paid
to TSW and Pzena if
Their Subadvisory
Agreements Had Been
in Effect for the Fiscal
Year Ended 12/31/20
(the Estimated
Aggregate Subadvisory
Fee) in Dollars and as a
% of Average Daily Net
Assets of the Fund
During the Fiscal Year
ended 12/31/20[2]	Estimated Difference in the
Subadvisory Fee During the
Fiscal Year Ended 12/31/20
and the Estimated Aggregate
Subadvisory Fee Ended
12/31/20 in Dollars
and As a Percentage of
Subadvisory Fees Paid During
Fiscal Year Ended 12/31/20
$8,039,691	0.85%	$2,410,719.20	0.250%	$3,328,587.68	0.345%	$917,868.48	0.095%

[1]	The Investment Manager pays the subadvisers out of the fees it receives.
[2]	Assumes that 50% of the Fund’s assets, which is the long-term allocation target of the Fund’s assets to Pzena, had been allocated to Pzena from January 1, 2020 through December 31, 2020.

INFORMATION ABOUT PZENA

Pzena was founded in 1995. As of April 30, 2021, Pzena had approximately $50.3 billion in assets under management. Pzena has its principal offices at 320 Park Avenue, 8th Floor, New York, New York 10022.

The following table provides information on the principal executive officers and directors of Pzena:

Name	Title/Responsibilities	Address
John Paul Goetz	Managing Principal; Co-Chief Investment Officer	320 Park Avenue, 8th Floor, New York, New York 10022

Richard Stanton Pzena	Managing Principal; CEO; Co-Chief Investment Officer	320 Park Avenue, 8th Floor, New York, New York 10022

William Louis Lipsey	Managing Principal; Business Development & Client Services	320 Park Avenue, 8th Floor, New York, New York 10022

Joan Frances Berger	General Counsel and Chief Compliance Officer	320 Park Avenue, 8th Floor, New York, New York 10022

Jessica Ryan Doran	Chief Financial Officer	320 Park Avenue, 8th Floor, New York, New York 10022

Chenyu Caroline Cai	Managing Principal; Portfolio Manager	320 Park Avenue, 8th Floor, New York, New York 10022

Evan Keith Fire	Managing Principal; Chief Operating Officer	320 Park Avenue, 8th Floor, New York, New York 10022

Other Funds with Similar Investment Objectives Managed by Pzena

Fund Name	Assets as of April 30, 2021	Advisory/Subadvisory Fee Rate
Bridge Builder International Equity Fund	$13.39 billion* (Total fund)	0.60%**

Ivy Pzena International Value Fund	$270.7 million (Pzena allocation)	On the first $100 mm: 0.55% On the next $200 mm: 0.45% Over $300 mm: 0.35%

Russell Investment Company – International Developed Markets Fund	$350 million (Pzena allocation)	0.70%**

Russell Investment Funds – International Developed Markets Fund	$378 million (Total fund)	0.90%**

Russell Investment Company – Tax Managed International Equity Fund	$304 million (Pzena allocation)	First $1.0 billion: 0.85%** Next $2.0 billion: 0.81% Next $3.0 billion: 0.78% In excess of $6.0 billion: 0.76%

*	Total fund, as of December 31, 2020; Pzena is one of six subadvisers of the fund as reported in fund documents
**	Fund-level advisory fee

BOARD CONSIDERATION AND APPROVAL OF THE SUBADVISORY AGREEMENT

At the March Meeting, the Fund’s Board of Trustees (the “Board”), including a majority of the Board members who are not interested persons of the Fund within the meaning of the Investment Company Act of 1940 (the “Independent Trustees”), upon the recommendation of the Investment Manager, unanimously approved the Subadvisory Agreement between the Investment Manager and Pzena with respect to the Fund.

At the March Meeting, independent legal counsel to the Independent Trustees reviewed with the Board the legal standards for consideration by directors/trustees of advisory and subadvisory agreements and referred to the various written materials and oral presentations received by the Board and its Contracts, Compliance, and Investment Oversight Committees in connection with the Board’s evaluation of Pzena’s proposed services.

The Trustees held discussions with the Investment Manager and Pzena and reviewed and considered various written materials and oral presentations in connection with the evaluation of Pzena’s proposed services, including the reports from management with respect to the fees and terms of the proposed Subadvisory Agreement and Pzena’s investment strategy/style and performance and from the Compliance Committee, with respect to the code of ethics and compliance program of Pzena. In considering the Subadvisory Agreement, the Board reviewed, among other things:

•	Terms of the Subadvisory Agreement;

•	Subadvisory fees payable by the Investment Manager under the Subadvisory Agreement;

•	Descriptions of various services proposed to be performed by Pzena under the Subadvisory Agreement, including portfolio management and portfolio trading practices;

•	Information regarding the experience and resources of Pzena, including information regarding senior management, portfolio managers and other personnel;

•	Information regarding the capabilities of Pzena’s compliance program; and

•	The profitability to the Investment Manager and its affiliates from their relationships with the Fund.

Following an analysis and discussion of the foregoing, and the factors identified below, the Board, including all of the Independent Trustees, approved the Subadvisory Agreement with Pzena.

Nature, Extent and Quality of Services

The Board considered its analysis of the reports and presentations received by it, detailing the services proposed to be performed by Pzena as a subadviser for the Fund, as well as the history, expertise, resources and capabilities, and the qualifications of the personnel of Pzena. The Board considered the diligence and selection process undertaken by the Investment Manager to select Pzena, including the Investment Manager’s rationale for recommending Pzena, and the process for monitoring Pzena’s ongoing performance of services for the Fund. The Board observed that Pzena’s compliance program had been reviewed by the Fund’s Chief Compliance Officer and was determined by him to be reasonably designed to prevent violation of the federal securities laws by the Fund. The Board also observed that information had been presented regarding Pzena’s ability to carry out its responsibilities under the proposed Subadvisory Agreement. The Board also considered the information provided by management regarding the personnel, risk controls, philosophy, and investment processes of Pzena. The Board also noted the presentation by Pzena to the Board’s Investment Oversight Committee.

The Board also discussed the acceptability of the terms of the proposed Subadvisory Agreement. Independent legal counsel noted that the proposed Subadvisory Agreement was generally similar in scope and form to subadvisory agreements applicable to other subadvised Funds. The Board noted the Investment Manager’s representation that Pzena has experience subadvising registered mutual funds.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the expected nature, extent and quality of the services to be provided to the Fund supported the approval of the Subadvisory Agreement.

Investment Performance of Pzena

The Board observed Pzena’s relevant performance results versus the Fund’s benchmark and versus peers over various periods.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the performance of Pzena, in light of other considerations, supported the approval of the Subadvisory Agreement.

Comparative Fees, Costs of Services Provided and Profitability

The Board reviewed the proposed level of subadvisory fees under the proposed Subadvisory Agreement, noting that the proposed subadvisory fees payable to Pzena would be paid by the Investment Manager and would not impact the fees paid by the Fund. The Board observed that the proposed subadvisory fees for Pzena are within a reasonable range of subadvisory fees paid by the Investment Manager to the subadvisers of other Funds with similar strategies. The Trustees observed that management fees, which are not proposed to change, remain within the range of other peers and that the Fund’s expense ratio also remains within the range of other peers. Additionally, the Board considered the expected decrease in total profitability of the Investment Manager and its affiliates in connection with the hiring of Pzena. Because the Subadvisory Agreement was negotiated at arms-length by the Investment Manager, which is responsible for payments to the Subadviser thereunder, the Board did not consider the profitability to Pzena from its relationship with the Fund.

After reviewing these and related factors, the Board concluded, within the context of their overall conclusions, that the proposed level of subadvisory fees, anticipated costs of services provided and the expected profitability to the Investment Manager and its affiliates from their relationships with the Fund supported the approval of the Subadvisory Agreement.

Economies of Scale

The Board also considered the economies of scale that may be realized by the Investment Manager and its affiliates as the Fund grows and took note of the extent to which shareholders might also benefit from such growth. The Board considered, in this regard, the expected decrease in profitability to the Investment Manager from its management agreement with the Fund as a result of the proposed engagement of Pzena. The Board took into account, in this regard, the significant oversight services provided by the Investment Manager to the Fund. The Board also observed that fees to be paid under the Subadvisory Agreement would not impact fees paid by the Fund (as subadvisory fees are paid by the Investment Manager and not the Fund). The Board observed that the Fund’s management agreement with the Investment Manager continues to provide for sharing of economies of scale as management fees decline as assets increase at pre-established breakpoints.

Conclusion

The Board reviewed all of the above considerations in reaching its decision to approve the Subadvisory Agreement. In reaching its conclusions, no single factor was determinative.

On March 22, 2021, the Board, including all of the Independent Trustees, determined that fees payable under the Subadvisory Agreement appeared fair and reasonable in light of the services proposed to be provided and approved the Subadvisory Agreement.

FUND ASSETS

For a mutual fund managed in part by subadvisers, such as the Fund, the Investment Manager, subject to the oversight of the Board, decides the proportion of Fund assets to be managed by the subadvisers and by the Investment Manager, and may change these proportions at any time. As of December 31, 2020, the Fund had total net assets of $1,142,526,695.

Prior to May 3, 2021, the Fund’s assets were managed as follows:

DFA	TSW
50%	50%

As of May 3, 2021, the long-term allocation target of the Fund’s assets was as follows:

TSW	Pzena
50%	50%

ADDITIONAL INFORMATION ABOUT THE FUND

In addition to acting as the Fund’s investment manager, the Investment Manager and certain of its affiliates also receive compensation for providing other services to the Fund.

Administrator

The Investment Manager serves as the administrator of the Fund.

Principal Underwriter

Columbia Management Investment Distributors, Inc., located at 225 Franklin Street, Boston, MA 02110, serves as the principal underwriter and distributor of the Fund.

Transfer Agent

Columbia Management Investment Services Corp., located at 225 Franklin Street, Boston, MA 02110, serves as the transfer agent of the Fund.

FINANCIAL INFORMATION

The Fund’s most recent annual report and semiannual report are available upon request, without charge, by contacting your financial intermediary, writing to Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or calling 800.345.6611.

RECORD OF BENEFICIAL OWNERSHIP

For the Fund, as of April 30, 2021, the Investment Manager, through its affiliated fund-of-funds, and its affiliates RiverSource Life Insurance Company (located at 829 Ameriprise Financial Center, Minneapolis, MN 55474) and RiverSource Life Insurance Co. of New York (located at 20 Madison Avenue Extension, Albany, NY 12203) owned 91.06% of the outstanding shares of the Fund.

As of April 30, 2021, Board members and officers of the Fund owned less than 1% of the Fund and each class of the Fund.

SHAREHOLDER PROPOSALS

The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in a reasonable time prior to the solicitation of proxies for any such meetings.

HOUSEHOLDING

If you request a mailed copy of this information statement, the Fund will mail only one copy of this information statement to a household, even if more than one person in a household is a Fund shareholder of record, unless the Fund has received contrary instructions from one or more of the shareholders. If you need additional copies of this information statement and you are a holder of record of your shares, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104 or by calling 800-345-6611. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this information statement. If in the future you do not want the mailing of information statements to be combined with those of other members of your household, or if you have received multiple copies of this information statement and want future mailings to be combined with those of other members of your household, please contact the Fund in writing at Columbia Funds, c/o Columbia Management Investment Services Corp., P.O. Box 219104, Kansas City, MO 64121-9104, or by calling 800-345-6611, or contact your financial intermediary. The Fund undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the document was delivered.

C-3040-2 A (07/21)